Exhibit (n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement Form N-2 (Post-Effective Amendment No. 4 to File No. 333-149943; Amendment No. 6 to File No. 811-22193) of AIP Multi-Strategy Fund P of our reports dated February 26, 2010, included in the 2009 Annual Report to Shareholders.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania

April 26, 2010